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                                                                    EXHIBIT 23.3
                         INDEPENDENT AUDITOR'S CONSENT

We consent to the use in the Registration Statement and Prospectus of Carbon Energy Corporation of our report dated February 26, 1999, accompanying the consolidated financial statements of Bonneville Fuels Corporation contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.



Hein + Associates LLP

Denver, Colorado
December 17, 1999